UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2012

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Blvd., 10th Floor
Herndon, Virginia 20171
(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 480-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2012, GeoEye, Inc. (“Company”) entered into an amendment (“Amendment”) to that standstill letter agreement with Cerberus Capital Management, L.P. (“Cerberus”), dated as of February 9, 2012 (“Standstill Agreement”).  Under the Amendment, Cerberus and its affiliates (collectively, the “Cerberus Parties”) have agreed, that until the earlier of the expiration of the Standstill Period (as defined in the Standstill Agreement, as amended) and the adjournment of the 2013 annual meeting of stockholders of the Company, the Cerberus Parties will cause all Series A Shares or common stock owned by the Cerberus Parties to be present for quorum purposes and to vote in favor of any and all directors nominated by the Board of Directors of the Company for election, provided that such nominees include all directors that holders of Series A Shares are entitled to nominate.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment to Standstill Agreement, dated as of June 5, 2012, by and between the Company and Cerberus Capital Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2012	GEOEYE, INC.

	By:	/s/ William L. Warren

Executive Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Standstill Agreement, dated as of June 5, 2012, by and between the Company and Cerberus Capital Management, L.P.